Exhibit 107

Calculation of Filing Fee Tables

424(b)(3)

(Form Type)

Madrigal Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(c)	3,130,475	$210.01	$657,431,055	0.00014760	$97,037

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	3,914,910		$731,305,188			424(b)(3)	333-256666	August 8, 2023	$80,590 (5)

	Total Offering Amounts					$1,388,736,243		$97,037

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$97,037

(1)

The shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the registrant will be offered for resale by the selling stockholder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional number of shares of Common Stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this prospectus supplement.

(2)

Consists of an aggregate of 7,045,385 shares of Common Stock, including an aggregate of 1,969,797 shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock, 400,000 shares of Common Stock issuable upon the conversion of Series B Convertible Preferred Stock and 2,705,790 shares of Common Stock issuable upon the exercise of pre-funded warrants to purchase Common Stock.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per share and maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on May 1, 2024, which date is within five business days prior to the filing of this prospectus supplement.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the registration statement on Form S-3, filed on May 7, 2024.

(5)

The registrant is registering an aggregate of 7,045,385 shares of Common Stock pursuant to this prospectus supplement. Pursuant to Rule 415 (a) (6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 3,914,910 unsold shares of the Common Stock (the “Unsold Securities”) of the registrant that had been previously registered pursuant to the registration statement on Form S-3 (File No. 333-256666) and a prospectus supplement, dated August 8, 2023 (the “Prior Prospectus”). In connection with the registration of the Unsold Securities on the Prior Prospectus, the registrant paid a registration fee of $80,590, which was carried forward to the registrant’s registration statement on Form S-3 filed on May 7, 2024 (the “2024 Automatic Shelf”) to which this prospectus supplement relates. Pursuant to Rule 415 (a) (6), the offering of the Unsold Securities registered under the Prior Prospectus was deemed terminated as of the date of effectiveness of the 2024 Automatic Shelf.